                                                                    Exhibit 3.31


                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       WILSONS LEATHER OF LOUISIANA INC.

                           (a Louisiana corporation)

                                   ________

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.  CERTIFICATES OF STOCK.  Certificates of stock shall set forth
              ---------------------
thereon the statements prescribed by the Louisiana Business Corporation Law (the "Business Corporation Law") and by any other applicable provision of law and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signature of any one or more of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself. No certificate of stock shall be invalid by reason of the fact that any officer whose real or facsimile signature appears thereon ceased to be an officer of the Corporation before the certificate was issued.

          A certificate of stock shall not be issued until the share or shares represented thereby are paid in full in accordance with the provisions of the Business Corporation Law.

          The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

          2.  SHARE TRANSFERS.  Upon compliance with provisions restricting the
              ---------------
transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share register of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.
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          3.  RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining
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shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken. Except as the Board of Directors may provide otherwise, if no record date is fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose. A determination of shareholders entitled to notice of and to vote at a meeting, shall apply to any adjournment thereof unless otherwise provided by the Board of Directors.

          4.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME.  The annual meeting shall be held on the date designated,
              ----
from time to time, by the directors. If, for a period of eighteen months, the directors shall fail to designate the date of an annual meeting, then, and in that event, such annual meeting shall be held on the date designated by, or in accordance with the request of, any shareholder entitled to call such meeting. A special meeting shall be held on the date designated by the directors.

          b.  PLACE.  Annual meetings and special meetings may be held at such
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place, within or without the State of Louisiana, as the directors may, from time to time, designate. Whenever the directors shall fail to designate such place, the meeting shall be held at the registered office of the Corporation in the State of Louisiana. An annual meeting which is called by a shareholder entitled to call the same shall be held at the registered office of the Corporation in the State of Louisiana and a special meeting called at the request of, or by one or more shareholders entitled to request or call the same, shall be held at the place designated by the Secretary or the shareholder or shareholders, as the case may be.

          c.  CALL.  Annual meetings may be called by the directors, by the
              ----
President, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner, except that any such meeting shall be called by the Secretary upon the written request of the holders of not less than twenty percent of the outstanding shares. If an annual meeting shall not be called as aforesaid for a period of eighteen months, any shareholder may call such meeting.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  The person or
              -------------------------------------------------
persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten

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days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, except as otherwise provided in the Business Corporation Law if a specified action is to be taken at the meeting. If such written notice is placed in the United States mail, postage prepaid, and addressed to a shareholder at his last known address, notice shall be deemed to have been given him. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation Law. Notice of any shareholders' meeting may be waived in writing by any shareholder at any time. The written waiver need not specify the purpose of or the business to be transacted at the meeting and such notice shall be deemed to have been given to, or waived by, all shareholders present or represented at any such meeting except any shareholder who, at the beginning of the meeting, objects to the transaction of any business because the meeting is not lawfully called or convened. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

          e.  VOTING LIST.  At any meeting of shareholders, a list of
              -----------
shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, if any, showing the number and class of shares held by each shareholder on the record date for the meeting shall be produced on the request of any shareholder.

          f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be
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presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION.  Any shareholder who is entitled to attend a
              --------------------
shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by one or more agents, authorized by a written proxy executed by such person or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the Business Corporation Law.

          h.  QUORUM.  The holders of a majority of the total voting power shall
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constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less

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than a quorum or the refusal of any shareholders present to vote. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, unless a new record date is fixed for such meeting and except that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

          i.  VOTING.  Each share shall entitle the holder thereof to one vote.
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In the election of directors, a plurality of votes shall elect.  Any other action shall be authorized by a majority of the votes actually cast, unless the vote of a different proportion is required or permitted by the Business Corporation Law, the articles of incorporation, or these Bylaws.

          5.  SHAREHOLDER ACTION WITHOUT MEETINGS.  Whenever the affirmative
              -----------------------------------
vote of shareholders at a meeting is required to authorize or constitute corporate action under any provision of the Business Corporation Law or of the articles of incorporation or these Bylaws, any such action may be authorized or constituted by a consent in writing, without a meeting, signed by all of the shareholders having voting power on that particular question; provided, that any such written consent shall be filed with the records of proceedings of the shareholders.

                                  ARTICLE II
                                  ----------

                                   DIRECTORS
                                   ---------

          1.  FUNCTIONS AND DEFINITIONS.  The corporate powers shall be vested
              -------------------------
in, and the business and affairs of the Corporation shall be managed by, its Board of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

          2.  QUALIFICATIONS AND NUMBER.  Each director shall be a natural
              -------------------------
person. A director need not be a shareholder or a resident of the State of Louisiana. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.  ELECTION AND TERM.  The initial Board of Directors shall hold
              -----------------
office until the first annual meeting of shareholders and until his or their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office

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until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the vote of the remaining director or directors then in office, although less than a quorum exists.

          4.  MEETINGS.
              --------

          a.  CALL.  No call shall be required for regular meetings for which
              ----
the date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Law. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Law.

          b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be
              ---------------------------------------
required for regular meetings for which the time and place have been fixed. Written notice of the time, place and purpose of special meetings of the Board of Directors shall be given to each director either by personal delivery or by mail, telegram, or cablegram in sufficient time for the convenient assembly of the directors thereat. Directors present at a meeting shall be deemed to have received due, or to have waived, notice thereof. Notice of a meeting may be waived in writing at any time and the waiver need not specify the purpose of or the business to be transacted at the meeting.

          c.  QUORUM AND ACTION.  A majority of the Board of Directors shall be
              -----------------
necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed above, or the refusal of any director present to vote.

          The members of the Board of Directors, or of any committee of the Board of Directors, may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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

          d.  CHAIRMAN OF THE MEETING.  The Chairman of the Board of Directors,
              -----------------------
if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

          5.  REMOVAL OF DIRECTORS.  The shareholders, by vote of a majority of
              --------------------
the total voting power at any special meeting called for the purpose, may remove from office, with or without cause, any one or more of the directors, notwithstanding that his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor for the unexpired term.

          6.  COMMITTEES.  The Board of Directors may designate one or more
              ----------
committees in accordance with the Business Corporation Law.

          7.  ACTION WITHOUT MEETING.  Any action which may be taken at a
              ----------------------
meeting of the Board of Directors or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board of Directors or committee.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents. No officer need be a director. Any two of these officers may be combined in one person; provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. Such other officers and agents as may be necessary for the business of the Corporation may be appointed by the Board of Directors.

          Unless otherwise provided in the resolution of election or appointment, all officers shall be elected for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been elected or appointed and qualified.

          Officers and agents shall have the powers and duties defined in the resolutions appointing them.

          Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board of Directors with or without cause.

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                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                       STATUTORY NOTICES TO SHAREHOLDERS
                       ---------------------------------

          The Corporation shall furnish any requisite reports to shareholders.


                                  ARTICLE VI
                                  ----------

                               BOOKS AND RECORDS
                               -----------------

          The Corporation shall keep at its registered office in the State of Louisiana, or at its principal place of business in or outside the State of Louisiana books and accounts showing the amounts of its assets and liabilities, receipts and disbursements, and gains and losses; and records of the proceedings of the shareholders, of the directors, and of committees of the Board of Directors, if any. The Corporation shall keep at its registered office in the State of Louisiana, or at its principal place of business or at the office of a transfer agent in or outside of the State of Louisiana, a share register, or a stock certificate record, giving the names of the shareholders, and showing their respective addresses, as and if furnished by each shareholder, the number and classes of shares held by each, and the dates on which the certificates were issued. If the records hereinbefore stated are not kept at such registered office, information as to their location shall be made available at said registered office. Such records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE VII
                                  -----------

                                CORPORATE SEAL
                                --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Law, the Corporation shall not be required to have a seal.

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

                                 ARTICLE VIII
                                 ------------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE IX
                                  ----------

                              CONTROL OVER BYLAWS
                              -------------------

          The power to make and alter the Bylaws of the Corporation shall be vested in the Board of Directors, subject to the power of the shareholders to change or repeal any Bylaws so made and altered.

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